Exhibit 4.1

                               IMMUNOMEDICS, INC.
                                300 AMERICAN ROAD
                         MORRIS PLAINS, NEW JERSEY 07950

                              EXCHANGE OFFER NOTICE

To the holders of our 5% Senior Convertible Notes due 2008 and related Common Stock Warrants:

Following is an Exchange Offer Memorandum wherein we are requesting that you exchange your existing 5% Senior Convertible Notes due 2008 ("Old Notes") and related Common Stock Warrants ("Old Warrants") for "Exchange Notes" and "Exchange Warrants". The terms of the Exchange Notes and Exchange Warrants will be materially the same in all respects to your Old Notes and Old Warrants except for the changes summarized below which changes are fully set forth in the attached Exchange Offer Memorandum. You should read the attached Exchange Offer Memorandum carefully because it contains and incorporates by reference important information, including without limitation, the information contained in the section labeled "Risk Factors" beginning on page 13 of the attached Exchange Offer Memorandum.

Exchange Notes

The Exchange Notes may not be fully converted into Common Stock until the Company's stockholders approve at a special meeting two proposals; by the first proposal, we request the stockholders authorize a 40 million share increase to our authorized common stock and by the second proposal, we request the stockholders authorize conversion of the Exchange Notes and exercise of the Exchange Warrants into Common Stock. The Company will also agree in the Indenture to use best efforts to have the special meeting and related stockholder votes occur by August 29, 2005 (120 days after the initial issuance of the Old Notes and Old Warrants).

The Old Notes permit first-come, first-served conversion into up to 8.915 million common shares, from the date of issuance through the date of stockholder approval of an authorized common stock share increase.

Exchange Warrants

Holders would agree to amend the definition of "Exercise Period" set forth in the Warrant Agreement so that it commences, instead of from the effective date of the above mentioned share increase to the later of the date that the stockholders (i) approve the exercise of the Exchange Warrants and (ii) the effective date of the share increase.

The Old Warrants are not exercisable until the date that the share increase referenced in the Old Notes is filed with the Secretary of State of the State of Delaware.

Purpose

Our primary purpose in effecting this Exchange Offer is to facilitate compliance with NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) (the "Rule") to potentially continue the listing of our Common Stock on The NASDAQ National Market System ("NASDAQ NMS"). On June 29, 2005, the Company and certain members of the NASDAQ Staff discussed the plan embodied in the attached Exchange Offer Memorandum. The Staff noted that, if successfully completed, the Staff believed that the plan would permit the Company to regain compliance with the Rule and potentially to avoid delisting. The Staff was clear, however, that its advice was informal guidance only and should not be considered as binding on the NASDAQ.

In the alternative, the Exchange Offer would also assist us to comply with
Section 711 of the American Stock Exchange ("AMEX") Listed Company Guide, required for initial listing of the Common Stock on the AMEX. The Company has filed an application to transfer the listing of its Common Stock to the AMEX.

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We believe that it is important to the Company and in the best interest of the holders to continue to list its Common Stock on the NASDAQ NMS or to list its Common Stock on the AMEX. The Company believes that if the Exchange Offer is completed and in effect, the Proposed Changes are approved, the Company may regain compliance with the NASDAQ Marketplace Rule and its Common Stock may continue to be listed on the NASDAQ NMS or alternatively may be accepted for listing on the AMEX. There can, however, be no assurance that either will happen. See "Risk Factors" beginning on page 13 of the attached Exchange Offer Memorandum.

There is no assurance, even if the Exchange Offer is successfully completed, that the Company will be able to continue its listing on the NASDAQ NMS or obtain approval to transfer its listing to the AMEX.

By tendering Old Notes and Old Warrants in the Exchange Offer, you will, in effect, be agreeing to all of the "Proposed Changes" to the Indenture governing the Exchange Notes and the warrant agreement governing the Exchange Warrants (the "Warrant Agreement") described in the attached Exchange Offer Memorandum.

Board Recommendation

Our Board has unanimously determined that this Exchange Offer is advisable and in the best interest of the Company and respectfully request that you tender your Old Notes and Old Warrants for Exchange Notes and Exchange Warrants. The Exchange Offer will terminate on August 3, 2005, unless earlier terminated or extended pursuant to the terms described in the attached Exchange Offer Memorandum. The Board, however, requests that you tender your Old Notes and Old Warrants as early as possible to allow the Company time to address its Common Stock listing issues.

                                      Sincerely yours,

                                      By:  /s/ Cynthia L. Sullivan
                                           -------------------------------------
                                           Cynthia L. Sullivan,
                                           President and Chief Executive Officer

                                  JULY 5, 2005
                            MORRIS PLAINS, NEW JERSEY

The Exchange Offer is made only by the Exchange Offer Memorandum. Any questions regarding the procedures for tendering Old Securities or requests for assistance or for additional copies of this Memorandum and the accompanying Letter of Transmittal or may be directed to the Exchange Agent and Depositary to be provided. Holder may also contact the Company at 300 American Road, Morris Plains, NJ 07950, Attention: Investor Relations, or by telephone at (973) 605-8200, regarding the terms of the Exchange Offer and any related matters.

Immunomedics, Inc. has filed a preliminary proxy statement with the SEC concerning the special meeting described above. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, investors may obtain documents filed with the SEC by Immunomedics, Inc. free of charge by requesting them in writing from Immunomedics, Inc. at 300 American Road, Morris Plains, NJ 07950, Attention: Investor Relations, or by telephone at (973) 605-8200.

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EXCHANGE OFFER MEMORANDUM

                               IMMUNOMEDICS, INC.
                       EXCHANGE OFFER FOR ALL OUTSTANDING
                      5% SENIOR CONVERTIBLE NOTES DUE 2008
                                       AND
                          RELATED COMMON STOCK WARRANTS

Immunomedics, Inc. ("we" or the "Company") is seeking to exchange, subject to the terms and conditions stated below, its 5% Senior Convertible Notes due 2008 (the "Old Notes") and its warrants to purchase Common Stock (the "Old Warrants" and together with the Old Notes, the "Old Securities") for a new series of notes (the "Exchange Notes") and warrants to purchase Common Stock (the "Exchange Warrants", and together with the Exchange Notes, the "Exchange Securities") that, if the Exchange Offer is completed, will be identical in all respects to the Old Securities except for the changes specified in this Exchange Offer Memorandum (this "Memorandum").

In connection with the Company's effort to continue the listing of its Common Stock ("Common Stock") on The NASDAQ National Market System ("NASDAQ NMS") and, alternatively, to assist its effort to gain approval for its application to transfer the listing of its Common Stock to the American Stock Exchange ("AMEX"), as described in more detail below, the Company is seeking consents from the holders (the "Holders") of the Old Notes and Old Warrants (together the "Old Securities") to amend the terms of the Old Securities by amending the terms of the related indenture as more fully described herein. Under the federal securities laws, such a consent solicitation may be deemed to be an exchange offer. As a result, this offer is being made in the form of an exchange offer of the Old Securities for the Exchange Securities.

The terms of the Exchange Securities and the related indenture and warrant agreement will be identical in all respects to the terms of the Old Securities and the related indenture and warrant agreement except for the changes specified below (and described more fully under "Proposed Changes" beginning on page 15 of the Exchange Offer) and for the fact that the Exchange Notes will have new CUSIP numbers. As a result, the rights of the Holders of the Old Securities will be identical to the rights of the holders of the Exchange Securities in all respects except with respect to the following proposed changes:

        . Holders would agree not to convert Exchange Notes into Common Stock until the Stockholder Vote (described herein).

        . In addition, the Company would agree in the indenture to the Exchange Notes (i) not to enter into a transaction that would otherwise trigger the "full ratchet" anti-dilution protection contained in Sections 12.3(g) and 12.3(h) thereof until the Stockholder Vote and (ii) to use best efforts to have the stockholder vote occur by August 29, 2005 (120 days after the initial issuance of the Old Notes and Old Warrants).

        . Holders would agree to amend the definition of "Exercise Period" set forth in the warrant agreement so that it commences, instead of from the effective date of the Share Increase to the later of the date that the Stockholders (i) approve the exercise of the Warrants and
            (ii) the effective date of the Share Increase.

The Exchange Offer will expire at 11:59 p.m., New York City time, on August 3, 2005, 20 business days after the date on which the Exchange Offer is first published and sent to Holders, unless such Exchange Offer is extended by the Company (such time and date, as it may be extended, the "Expiration Date"). There will be no payment of any kind made by the Company to any Holder for tendering Old Securities in the Exchange Offer.

THIS MEMORANDUM CONTAINS IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE EXCHANGE OFFER.

The Company recommends that each Holder participate in this Exchange Offer by tendering its Old Securities for Exchange Securities for the reasons stated in this Memorandum. However, each Holder must make its own decision as to whether or not to participate in the Exchange Offer.

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

                              IMPORTANT INFORMATION

Any Holder desiring to tender Old Securities should do one of the following:

                    (a) if the Old Notes (CUSIP No.: 452907 AG 3) and Old Warrants (CUSIP No.: 452907 14 0) are held by Accredited Investors (as defined under the Securities Act of 1933), complete and sign the accompanying Letter of Transmittal or a facsimile copy of the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal, mail or deliver it, the certificates and any other required documents to the Exchange Agent and Depositary for the Exchange Offer (or transfer such Old Securities pursuant to the book-entry transfer procedures described herein);

                    (b) request the Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction; or

                    (c) if the Old Notes (CUSIP No.: 452907 AB 4) and Old Warrants (CUSIP No.: 452907 14 0) are held by Qualified Institutional Buyers (as defined under the Securities Act of
                    1933), tender through The Depository Trust Company ("DTC") pursuant to DTC's Automated Tender Offer Program ("ATOP").

For more information about the procedures for participating in the Exchange Offer, see "Procedures for Tendering" below.

Any questions regarding the procedures for tendering Old Securities or requests for assistance or for additional copies of this Memorandum and the accompanying Letter of Transmittal may be directed to the Exchange Agent and Depositary. A Holder may also contact the Company at 300 American Road, Morris Plains, NJ 07950, Attention: Investor Relations, or by telephone at (973) 605-8200, regarding the terms of the Exchange Offer and any related matters.

This Memorandum is confidential and is being furnished by Immunomedics, Inc. in connection with certain exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act of 1934, as amended ("Exchange Act"), solely for the purpose of enabling a Holder of Old Securities to consider accepting the Exchange Offer on the terms set forth herein. The information contained and incorporated by reference in this Exchange Offer has been provided by the Company. The Company accepts full responsibility for the accuracy of the information contained and incorporated by reference in the Memorandum. No representation or warranty, express or implied, regarding the accuracy or completeness of the information contained and incorporated by reference in this Memorandum is made by Law Debenture Trust Company of New York, a New York Banking corporation, the Trustee under the indenture, or JPMorgan Chase Bank, N.A., the Registrar, Paying Agent and Conversion Agent under the indenture for the Old Notes and warrant agent under the warrant agreement for the Old Warrants, or any financial advisor to the Company. Nothing contained in this Exchange Offer is, or should be relied upon as, a promise or representation, whether to the past or future by such persons. Such persons expressly disclaim any and all liability that may be based on such information, errors therein or omissions therefrom. Any reproduction or distribution of this proposal, in whole or in part, and any disclosure of its contents or use of any information herein for any purpose other than considering the acceptance of this Exchange Offer is prohibited. Each Holder, by accepting delivery of this Exchange Offer, agrees to the foregoing.

IMMUNOMEDICS, INC.'S EXCHANGE OFFER IS BEING MADE IN RELIANCE ON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ACCORDINGLY, THIS EXCHANGE OFFER IS BEING DISTRIBUTED ONLY TO HOLDERS BELIEVED BY IMMUNOMEDICS, INC. TO BE "QUALIFIED INSTITUTIONAL BUYERS" AND "INSTITUTIONAL ACCREDITED INVESTORS" AS DEFINED IN THE RULES UNDER THE SECURITIES ACT. IN THE EVENT THAT THIS MEMORANDUM IS DELIVERED TO A PERSON THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR, SUCH DELIVERY SHALL BE FOR INFORMATIONAL PURPOSES ONLY AND NO OFFER OF SECURITIES IS MADE TO SUCH PERSON. EACH HOLDER TENDERING FOR EXCHANGE SECURITIES PURSUANT TO THE EXCHANGE OFFER, IN MAKING SUCH TENDER, WILL BE DEEMED TO HAVE MADE CERTAIN ACKNOWLEDGMENTS, REPRESENTATIONS AND AGREEMENTS AS SET FORTH IN THE LETTER OF TRANSMITTAL.

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

NONE OF THE SECURITIES OFFERED HEREBY HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE OR FOREIGN SECURITIES AUTHORITY OR ANY OTHER REGULATORY AUTHORITY, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF THE EXCHANGE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS EXCHANGE OFFER, ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

BECAUSE THE EXCHANGE NOTES AND EXCHANGE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAWS, NONE OF SUCH SECURITIES MAY BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS. ACCORDINGLY, THE RESALE OF EXCHANGE SECURITIES BY HOLDERS PARTICIPATING IN THE EXCHANGE OFFER WILL BE RESTRICTED.

THIS EXCHANGE OFFER DOES NOT CONSTITUTE AN EXCHANGE OFFER IN ANY JURISDICTION IN WHICH, OR FROM ANY PERSON FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS.

THE DELIVERY OF THIS STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN ANY ANNEXES HERETO OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES SINCE THE DATE HEREOF.

No person has been authorized to give any information or make any representation on behalf of Immunomedics, Inc., which is not contained in this Memorandum and if given or made, such information or representation should not be relied upon.

                             IRS CIRCULAR 230 NOTICE

The discussion contained in this Memorandum as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This discussion is written in connection with the promotion or marketing by the Company of the transactions or matters addressed in this Memorandum. You should seek advice based on your particular circumstances from an independent tax advisor.

                                 EXCHANGE OFFER

Immunomedics, Inc. ("we" or the "Company") is seeking to exchange, subject to the terms and conditions stated below, for its 5% Senior Convertible Notes due 2008 and its warrants to purchase Common Stock, for a new series of notes and warrants to purchase Common Stock that, if the Exchange Offer is completed, will be identical in all respects to the Old Securities except for the changes specified in this Exchange Offer Memorandum (this "Memorandum").

In connection with the Company's effort to continue the listing of its Common Stock on The NASDAQ National Market System ("NASDAQ NMS") and to assist its effort alternatively to gain approval for its application to transfer the listing of its Common Stock to the American Stock Exchange ("AMEX"), as described in more detail below, the Company is seeking consents from the holders (the "Holders") to amend the terms of the Old Securities by amending the terms of the related indenture and warrant agreement. Under the federal securities laws, such a consent solicitation may be deemed to be an exchange offer. As a result, this offer is being made in the form of an exchange offer of the Exchange Securities for the Old Securities.

OLD SECURITIES..........5% Senior Convertible Notes due 2008 (the "Old Notes")
                        issued pursuant to that certain indenture (the "Indenture"), dated April 29, 2005, among Immunomedics, Inc., Law Debenture Trust Company of New York, a New York Banking corporation, as Trustee (the "Trustee"), and JPMorgan Chase Bank, N.A., as Registrar, Paying Agent, and Conversion Agent (the "Agent").

                        Common Stock Warrants ("Old Warrants") issued pursuant to that certain Warrant Agreement ("Warrant Agreement") between Immunomedics, Inc. and JPMorgan Chase Bank, N.A. as Warrant Agent (the "Warrant Agent").

EXCHANGE SECURITIES.....A new series of 5% Senior Convertible Notes due 2008
                        (the "Exchange Notes") to be issued under an indenture to be entered into among the Company, the Trustee and the Agent.

                        A new series of warrants to purchase Common Stock (the "Exchange Warrants" and, together with the Exchange Notes, the "Exchange Securities") to be issued under a warrant agreement to be entered into between the Company and the Warrant Agent.

                        The Exchange Offer being made to Holders is to exchange the same principal amount of Exchange Securities for Old Securities as each Holder currently owns.

                        For all purposes of the Exchange Offer and this Memorandum, references to the Old Securities and the Exchange Securities include the related option of the Holders thereof to purchase additional securities as the case may be, as specified in the original purchase agreements (the "Purchase Agreements") pursuant to which the Old Securities were sold (the "Option"). The Option will also be a provision of the Exchange Securities. In addition, if a Holder tenders any Old Securities, it is required to tender all of its Old Securities into the Exchange Offer.

PROPOSED CHANGES

The terms of the Exchange Securities and the related indenture and warrant agreement will be identical in all respects to the terms of the Old Securities and the related indenture and warrant agreement except for the changes specified below and for the fact that the Exchange Securities will have new CUSIP numbers. As a result, the rights of the Holders of the Old Securities will be identical to the rights of the holders of the Exchange Securities in all respects except with respect to those changes specified below (the "Proposed Changes"). By tendering Old Securities in the Exchange Offer, a Holder will, in effect, be agreeing to all of the Proposed Changes that will be contained in the indenture and warrant agreement governing the Exchange Securities.

EXCHANGE NOTES..........The terms of the Exchange Notes and the related indenture would differ from the Old Notes and the related indenture as follows:

                        Holders would agree not to convert Exchange Notes into Common Stock until the Stockholder Vote (described herein). The Company will also agree in the indenture for the Exchange Notes to use best efforts to have the special meeting and the related stockholder votes occur by August 29, 2005 (120 days after the initial issuance of the Old Notes and Old Warrants).

                        In addition, the Company would agree in the indenture to the Exchange Notes not to enter into a transaction that would otherwise trigger the "full ratchet" anti-dilution protection contained in Sections 12.3(g) and 12.3(h) thereof until the Stockholder Vote.

EXCHANGE WARRANTS.......The terms of the Exchange Warrants and the related
                        Warrant Agreement would differ from the Old Warrants and the related warrant agreement in that Holders would agree to amend the definition of "Exercise Period" set forth therein so that it commences, instead of from the effective date of the Share Increase to the later of the date that the Stockholders (i) approve the exercise of the Warrants and (ii) the effective date of the Share Increase.

PROPOSED CHANGES........For a more complete description of the Proposed Changes, see the "Proposed Changes", beginning on page 15.

PURPOSE ................Our primary purpose in effecting this Exchange Offer is to facilitate compliance with NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) (the "Rule") to potentially continue the listing of our Common Stock on the NASDAQ NMS. In the alternative, the Exchange Offer would also assist the Company to comply with Section 711 of the AMEX Listed Company Guide, required for initial listing of the Common Stock on the AMEX. The Company has filed an application to transfer the listing of its Common Stock to the AMEX. There is no assurance, even if the Exchange Offer is completed, that the Company will be able to continue its listing on the NASDAQ NMS or obtain approval to transfer its listing to the AMEX.

                        We believe that it is important to the Company and in the best interest of the Holders to continue to list its Common Stock on the NASDAQ NMS or to list its Common Stock on the AMEX. The Company believes that if the Exchange Offer is completed and in effect, the Proposed Changes are approved, the Company may regain compliance with the NASDAQ Marketplace Rule and its Common Stock may continue to be listed on the NASDAQ NMS or alternatively may be accepted for listing on the AMEX. There can, however, be no assurance that either will happen. See "Risk Factors" beginning on page 13.

REQUISITE
PARTICIPATION...........The closing of the Exchange Offer requires the participation of, and tender of Old Securities by, all Holders (the "Requisite Participation").

EXPIRATION; CONDITION; CLOSING DATE

EXPIRATION OF EXCHANGE..The Exchange Offer will expire at 11:59 p.m., New York
                        City time, on August 3, 2005, 20 business days after the date on which the Exchange Offer is first published and sent to Holders, unless such Exchange Offer is extended (such time and date, as it may be extended, the "Expiration Date"). There will be no payment of any kind made by the Company to any Holder for tendering Old Securities in the Exchange Offer.

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

                        On the Expiration Date, subject to obtaining the Requisite Participation, the Company will proceed to issue the Exchange Securities and affect the Proposed Changes.

                        If we make a material change in the terms of the Exchange Offer or there occurs a material change in the information concerning the Exchange Offer, or if we waive a material condition of the Exchange Offer, we will extend the Exchange Offer to the extent required under the Exchange Act.

CONDITION...............The only condition to the closing of the Exchange Offer is the receipt of the Requisite Participation in the Exchange Offer.

CLOSING DATE............The closing date will be within five business days after the Expiration Date, assuming that the condition precedent has been satisfied.

PROCEDURES FOR TENDERING THE OLD SECURITIES

PROCEDURES..............Any Holder desiring to tender Old Securities should do one of the following:

                        (a) if the Old Notes (CUSIP No.: 452907 AG 3) and Old Warrants (CUSIP No.: 452907 14 0) are held by Accredited Investors (as defined under the Securities Act of 1933), complete and sign the accompanying Letter of Transmittal or a facsimile copy of the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal, mail or deliver it, the certificates and any other required documents to the Exchange Agent and Depositary for the Exchange Offer (the "Exchange Agent" and "Depositary") (or transfer such Old Securities pursuant to the book-entry transfer procedures described herein);

                        (b) request the Holder's broker, dealer, commercial bank, trust company or other nominee effect the transaction; or

                        (c) if the Old Notes (CUSIP No.: 452907 AB 4) and Old Warrants (CUSIP No.: 452907 14 0) are held by Qualified Institutional Buyers (as defined under the Securities Act of 1933), tender through The Depository Trust Company ("DTC") pursuant to DTC's Automated Tender Offer Program ("ATOP").

WITHDRAWAL RIGHTS.......Tenders may be withdrawn at any time prior to the
                        Expiration Date. To be effective, the Exchange Agent and Depositary must receive a written or facsimile notice of withdrawal by 11:59 p.m. on the Expiration Date. See "Withdrawal of Tenders."

                        For more information about procedures for tendering, withdrawal of tenders and related matters, see "Procedures for Tendering."

MISCELLANEOUS

EXCHANGE AGENT
AND DEPOSITARY..........The name, address and contact information for the bank that will serve as the Exchange Agent and Depositary for the Exchange Offer will be provided under separate cover.

QUESTIONS &
ADDITIONAL COPIES ......Any questions regarding the procedures for tendering Old
                        Securities or requests for assistance or for additional copies of this Memorandum and the accompanying Letter of Transmittal or may be directed to the Exchange Agent and Depositary. Holder may also contact the Company at 300 American Road, Morris Plains, NJ 07950, Attention:
                        Investor Relations, or by telephone at (973) 605-8200, regarding the terms of the Exchange Offer and any related matters.

                                   THE COMPANY

Immunomedics, Inc. (the "Company," "we," "our," or "us") is a New Jersey-based biopharmaceutical company focused on the development of monoclonal antibody-based products for the targeted treatment of cancer, autoimmune and other serious diseases. We have developed a number of advanced proprietary technologies that allow us to create humanized antibodies that can be used either alone in unlabeled or "naked" form, or conjugated with radioactive isotopes, chemotherapeutics or toxins, in each case to create highly targeted agents. Using these technologies, we have built a pipeline of therapeutic product candidates that utilize several different mechanisms of action. Our lead product candidate, epratuzumab, is currently in two pivotal Phase III trials, for the treatment of patients with moderate and severe lupus. At present, there is no cure for lupus and no new lupus drug has been approved in the U.S. in the last 40 years. We believe that our portfolio of intellectual property, which includes approximately 90 issued patents in the United States, and more than 250 other issued patents worldwide, protects its product candidates and technologies.

Our proprietary technologies have also enabled us to develop highly specific diagnostic imaging agents, one of which, CEA-Scan(R), has been approved for use in the United States, Canada and the European Union, where it is currently being marketed for the detection of colorectal cancers. Our second diagnostic product, LeukoScan(R), has been approved in Europe, Australia, Canada and the Middle East where it is currently being marketed for the detection of bone infections. The sale of diagnostic imaging agents is not a critical part of our business; however, these diagnostic products provide revenues that offset a portion of our expenditures on our therapeutic product candidates.

On January 5, 2005, the Company received notice from the U.S. Food and Drug Administration approving Fast Track Product designation of epratuzumab for the treatment of patients with moderate and severe systemic lupus erythematosus. Accordingly, the Company's requirement for substantial additional capital for research and development expenses and initially to fund commencement of Phase III clinical trials of epratuzumab for the treatment of patients with moderate and severe lupus increased substantially. The issuance of the Old Securities was vital to executing our development plans for epratuzumab, and allowing us flexibility and leverage to advance trials, as well as to affording us a base to negotiate with potential strategic development partners. Our choice to pursue the foregoing and to issue the Old Securities at that juncture in our research and development program has allowed us to continue evaluating potential strategic partnerships without delaying the Phase III clinical trials.

                                   BACKGROUND

THE APRIL FINANCING

On April 29, 2005, we issued $37,675,000 million principal amount of Old Notes and Old Warrants in a private placement exempt from the registration requirements of the Securities Act (the "April Financing"). We reserved approximately 8.9 million shares of our authorized and unissued Common Stock for conversion of the Old Notes, which represents all of our currently available authorized and unissued Common Stock. To convert all of the Old Notes outstanding at the initial conversion price, we require approximately 14.39 million shares of Common Stock, or approximately 5.5 million shares more than we currently have available under Delaware law. The Old Notes are convertible at the option of the Holders on a first-come, first served basis up to the 8.9 million shares reserved for issuance as described above, subject to the Share Increase (defined below).

At the closing of the April Financing on April 29, 2005, we deposited with an escrow agent in an interest bearing account $14.3 million of the net proceeds of the April Financing, which amount represents the approximate portion of the original principal amount of the Old Notes that we would be unable to convert in the event we do not obtain an affirmative stockholder vote to the Share Increase. If the Share Increase is not effected we will be subject to the "alternatives" under the indenture, which are an increase in the interest rate on the Old Notes from 5% to a maximum of 15% annually, in 1% (on an annualized basis) monthly increments beginning on August 29, 2005, and eventually, on January 15, 2007, a right of the Holders to "put" their Old Notes to us at any time and from time-to-time in the future.

For each $1,000 principal face amount of Old Notes purchased, the purchaser received an Old Warrant to purchase approximately 76.39 shares of Common Stock. The Old Warrants are exercisable commencing on the effective date of filing with the Secretary of State of the State of Delaware effecting a share increase of not less than 5.5 million shares (the "Share Increase"). The Old Warrants are detachable from the Old Notes and may be traded separately subject to certain restrictions on transfer. The Old Warrants expire in any event on April 27, 2008 and are exercisable at $2.98 per share of Common Stock, subject to specified adjustments.

Each purchaser was also granted a 120-day option to purchase up to an amount equal to 20% of the Old Notes and Old Warrants purchased by such purchasers at the initial closing (the "Option") at the offering price plus accrued interest. At closing, we retired our outstanding $10 million principal amount of 3.25% Convertible Notes due January 2006 (the "2006 Notes") by paying to the holder thereof approximately $5.09 million from the proceeds of the offering and issuing to the holder a 2008 Note in the original principal amount of $5.0 million (the cash represented $5 million face value of the 2006 Notes plus interest accrued on the 2006 Notes through April 29, 2005).

Interest

Interest on the Old Notes is payable semi-annually in arrears and, if the Share Increase is approved, may be paid at our discretion, in cash or shares of our Common Stock that would be valued at 95% of the daily volume weighted average price of our Common Stock over the three trading day period ending on the trading day prior to the interest payment date. The initial conversion price of the Old Notes is $2.62. The Old Notes are exercisable at the option of the holders on a first-come, first served basis up to the 8.9 million shares reserved for issuance as described above, subject to the Share Increase. After obtaining the Requisite Participation, we may also cause the holders to convert the Old Notes into shares of Common Stock prior to the maturity date, if for at least 20 trading days in any consecutive 30 trading day period, the current stock price exceeds 150% of the conversion price on such 30th trading day. Upon conversion, in addition to principal and accrued but unpaid interest, holders will receive a lump sum payment equal to the amount of interest that would have otherwise accrued on the Old Notes for the remainder of the 3 year term, payable at our election in cash or in shares of Common Stock (valued as set forth below).

Immunomedics' Right to Elect to Cause Conversion of the Old Notes; Holders' Right to Elect to Convert the Old Notes

Under the indenture for the Old Notes, we have the right under certain circumstances to require the Holder to convert their Old Notes into our Common Stock. If the Old Notes are converted into Common Stock at our election, the stock issued upon conversion will be valued at the greater of (i) $3.93 (subject to adjustment as provided in that indenture) and (ii) 95% of the daily volume weighted average price of our Common Stock for the three day period beginning on and including the trading day prior to the conversion date, to and including the trading day following the conversion date. If the conversion is at the Holder's option, the stock issued upon conversion will be valued at the greater of (i) $2.38, and (ii) 95% of the daily volume weighted average price of our Common Stock for the three day period beginning on and including the trading day prior to the conversion date, to and including the trading day following the conversion date.

Anti-Dilution Provisions

If, while any Old Notes or Old Warrants are outstanding, we issue Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, at a price per share less than the then applicable conversion or exercise price in effect for the Old Notes and Old Warrants, respectively, the conversion price of the outstanding Old Notes and exercise price of the Old Warrants will be adjusted to such price. In addition, the Old Notes and Old Warrants contain customary anti-dilution provisions relating to stock dividends, stock splits and similar matters.

Participation

Furthermore, if we propose to issue additional securities in the future (other than under the Option described above and stock issuances under our long-term stock incentive plan) for a price per share less than the conversion price or exercise price at that time in effect with respect to the Old Notes and Old Warrants, we are required to give the holders thereof at least 10 days' prior notice detailing the proposed issuance. Each holder has the option, exercisable within five days of such notice, to subscribe for an amount of securities equal to such Holder's pro rata percentage of shares outstanding on an as-if-converted basis on terms not materially less beneficial to the Holder than those set forth in the notice.

Registration Rights

We entered into a registration rights agreement with the Holders of the Old Notes, Old Warrants and Common Stock issuable upon conversion of the Old Notes or exercise of the Old Warrants to register the resale of these securities pursuant to a shelf registration statement that we have agreed to use our best efforts to file by August 29, 2005, and cause to be effective under the Securities Act of 1933 by October 27, 2005. If, on or prior to August 29, 2005, we have not filed the shelf registration statement with the SEC, or if on or prior to October 27, 2005, the shelf registration statement has not been declared effective by the SEC, we will be subject to successive 0.5% per month increases in the interest rate payable on the 2008 Notes, to a maximum of an additional 2.0% per annum.

Lock-ups

Pursuant to the terms of the April Financing, the Company and two of our executive officers and directors (Dr. David M. Goldenberg and Ms. Cynthia L. Sullivan) agreed (subject to certain limited exceptions) not to offer or sell, directly or indirectly, any shares of Common Stock or Company debt securities owned by them until the later of (i) 90 days from the initial closing date, and
(ii) the date on which all of the 2008 Notes and Common Stock issuable upon conversion of the Old Notes or exercise of the Old Warrants are registered under the Securities Act of 1933.

NASDAQ ADDITIONAL LISTING NOTIFICATION

On May 19, 2005, the Company received a letter from the listing qualifications staff ("Staff") of The NASDAQ Stock Market, Inc. ("NASDAQ") notifying the Company that the Staff believed that April Financing was deficient with respect to its shareholder voting requirements for continued listing. The Staff stated that it believed that the April Financing did not comply with NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) (the "Rule"). The Rule provides that stockholders must approve an issuance of securities other than a public offering when the sale, issuance or potential issuance by the Company of Common Stock or securities convertible into or exercisable for Common Stock equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock outstanding before the issuance of the stock or securities. During the weeks following the Company's receipt of the May 19 letter, the Company engaged in various discussions with, and submitted various letters in response to, the Staff making all possible efforts to address the issues raised by the May 19 letter, including a specific written plan and timetable. Although the Company believed it had submitted a detailed plan and timetable responsive to various discussions with the Staff, the Company received a notice of delisting from the NASDAQ NMS on June 10, 2005.

On May 25, 2002, the Company filed a Current Report on Form 8-K announcing that it received a letter on May 19, 2005, from the Staff stating that the Staff believed the Company may have violated NASDAQ's shareholder approval rules. Specifically, the Staff commented that the anti-dilution protections contained in the Indenture and Warrant Agreement have the effect of potentially reducing the conversion price of the Old Notes and exercise price of the Old Warrants to a price below market value on the date of issue which, under the NASDAQ Rule, requires prior shareholder consent.

On June 3, 2005, the Company submitted a plan and timeline (which it subsequently supplemented and amended on June 9, 2005) intended to regain compliance with the Rule. On June 10, 2005, the Company received a letter from the Staff advising that the Staff believed that the Company's plan would not definitively achieve compliance with the Rule. As a result, the Staff determined that the Company did not provide a definitive plan to regain compliance and that the Company's securities would be delisted from the NASDAQ NMS on June 21, 2005 unless, by June 17, 2005, the Company requested a hearing before NASDAQ's Listing Qualifications Panel (the "Panel").

The position of the Staff is that the "full ratchet" anti-dilution provision of the indenture and warrant agreement could potentially reduce the conversion price to below market value without stockholder approval. As a result, the Staff stated that the April Financing violated the Rule. The Company had planned, pursuant to the terms of the Indenture, to hold a special meeting of stockholders to increase its authorized and unissued Common Stock sufficient to cover the conversion of all Old Notes and exercise of the Old Warrants by obtaining approval at the special meeting and by amending its certificate of incorporation to effect that share increase, with the proviso that, (1) if it did not effect the Share Increase by August 29, 2005, additional interest would accrue on the Old Notes at an annualized rate of 1% per month, increasing by an additional annualized 1% monthly thereafter, up to a maximum aggregate interest rate of 15% and (2) if the Share Increase did not occur by January 15, 2007, holders would have the right to require the Company to purchase the Old Notes, in whole or in part, at any time or from time-to-time, at 100% of their principal amount plus any accrued and unpaid interest to the repurchase date.

On June 16, 2005, the Company initiated an appeal of the Staff determination by requesting a hearing before a NASDAQ listing and qualification panel (the "Panel") pursuant to the procedures set forth in the NASDAQ Marketplace Rules. This appeal temporarily suspends the delisting pending the Panel's decision. Within 45 days of the filing, the Panel may schedule a hearing. The Company may also appeal an adverse Panel ruling to NASDAQ Listing and Hearing Review Council (the "Council"), but, such an appeal would likely not further delay a delisting order nor is the Council required to entertain such appeal.

On June 29, 2005, the Company and certain members of the Staff discussed the terms of this Exchange Offer. The Staff noted that, if successfully completed, the Staff believed that the plan would permit the Company to regain compliance with the Rule and potentially to avoid delisting. The Staff was clear, however, that its advice was informal guidance only and should not be considered as binding on the NASDAQ.

The Company has undertaken, and will continue to undertake, all possible efforts to address the Staff's concerns and comply with NASDAQ's continued listing requirements and also to appeal the delisting notification. The Company believes that despite its best efforts, it may not be able to satisfy the Staff's requirements for continued listing on the NASDAQ NMS. In addition, the Company believes that it is premature to evaluate its chances of success on appeal.

TRANSFER OF LISTING TO THE AMEX

The Company believes that despite its best efforts to appeal the NASDAQ Staff's decision, it may not be able to persuade NASDAQ to accept the Company's position, nor satisfy the Staff's requirements for continued listing on the NASDAQ NMS. The Company therefore has explored with the AMEX the potential for transferring the listing of its Common Stock to the AMEX. The Company will continue to pursue its potential application to list its Common Stock on the AMEX, which it filed with the AMEX on June 3, 2005.

There is no assurance that the Company's listing application will be approved by the AMEX or that, if it is approved, such approval will be obtained before the effective date of the delisting of its Common Stock from the NASDAQ NMS.

PROXY STATEMENT & SPECIAL MEETING OF STOCKHOLDERS

Pursuant to the indenture for the Old Notes and in connection with its attempt to regain compliance with the NASDAQ Rule, to continue listing on the NASDAQ NMS or alternatively to obtain initial listing on the AMEX, the Company intends to call a special meeting of stockholders (the "Special Meeting") for the issuance of Common Stock upon conversion of Exchange Notes and exercise of the Exchange Warrants, in accordance with their respective terms. On June 15, 2005, the Company filed with the SEC preliminary proxy material and intends to hold the special meeting as soon after completion of the SEC's review as possible.

Stockholders will be asked at the Special Meeting to approve an amendment to the Company's certificate of incorporation to increase by 40 million shares the number of shares of Common Stock authorized therein from 70 million to 110 million shares, which shall include an increase of 5.5 million shares required under the terms of the April Financing, and to authorize the conversion into Common Stock of the Exchange Notes and exercise of the Exchange Warrants (such proposals to be submitted to stockholder vote, the "Proposals").

A portion of the forty million shares will be reserved for conversions of the Exchange Notes and exercises of the Exchange Warrants (including Option Exchange Notes and Option Exchange Warrants) as well as additional shares of Common Stock for general corporate purposes.

                                  RISK FACTORS

Prior to deciding whether to participate in the Exchange Offer, Holders should consider carefully the following factors as well as other matters contained and incorporated by reference in this Memorandum. These risks are not intended to represent a complete list of the general or specific risks that may affect Holders who participate or do not participate in the Exchange Offer.

RISKS TO HOLDERS NOT EXCHANGING THEIR OLD SECURITIES FOR EXCHANGE SECURITIES

NASDAQ Delisting

If we are not successful in the Exchange Offer, we believe we will not be successful on appeal of the NASDAQ Staff delisting determination. Under any circumstances, however, we cannot assure you that, even if the Exchange Offer is consummated and we receive the approval of our stockholders at the Special Meeting for the Proposals, that we will be successful in such appeal. Notwithstanding that, the failure of the Exchange Offer will impair the likelihood of success on appeal with the NASDAQ. If our Common Stock is not listed on the NASDAQ NMS, we will face the following additional consequences:

        . We will have higher cash expenses due to the increase in the interest rate on the Old Notes, which interest expense we will also not be able to satisfy by the payment of Common Stock as the related indenture would otherwise permit.

        . We may have to repurchase the Old Notes in satisfaction of the Holders' rights to require that we repurchase these securities on and after January 15, 2007 for 100% of the principal amount plus unpaid and accrued interest to the repurchase date. Only a portion of the funds that would be necessary to make such repurchases is in escrow, as described below. We cannot assure you that we would have access to sufficient funds to repurchase the Old Notes if they were all put to us as described in this paragraph. In that event, we would be in default under the related indenture, which could give rise to an event of default thereunder and possibly to cross-defaults or cross-accelerations to other agreements.

        . As a result of the above, we would have less cash (possibly an insufficient amount) to fund the ongoing clinical trials of our lupus drug, epratuzumab, and to find any of our other operations at that time.

        . The delisting of our Common Stock from the NASDAQ NMS and the failure of the Exchange Offer (as well as the failure to receive stockholder approval of the Proposals) may negatively affect our chance of being accepted for listing on the AMEX. Even if our listing application with the AMEX is accepted, we cannot assure you of the timing of that acceptance.

If our stock is not accepted for listing on either the NASDAQ NMS or the AMEX, we will make every possible effort to have it listed on the "OTC Bulletin Board". If our Common Stock were to be traded on the OTC Bulletin Board, the Exchange Act and related SEC rules would impose additional sales practice requirements on broker-dealers that sell our securities. These rules may adversely affect the ability of stockholders to sell our Common Stock and otherwise negatively affect the liquidity, trading market and price of our Common Stock.

If our Common Stock would not be able to be traded on the OTC Bulletin Board, we would make every effort to have it available for trading on the National Quotation Bureau's "Pink Sheets". The Pink Sheets Market consists of security firms who act as market makers in the stocks, usually, of very small companies. The bid and asked prices are not quoted electronically, but are quoted daily in "hard copy" which is delivered to firms that subscribe. Stocks that trade in the Pink Sheets are usually not as liquid as those that trade in electronic markets and, often time, the difference between the bid and the asked prices are substantial. As a result, if our Common Stock were traded on the Pink Sheets, there would likely be a further negative affect on the liquidity, trading market and price of our Common Stock even compared to that we might suffer if we were traded on the OTC Bulletin Board.

As a result of the above, we cannot assure you that our Common Stock will be listed on a national securities exchange, a national quotation service, the OTC Bulletin Board or the Pink Sheets or, if it is to be listed, whether or not there would be an interruption in the trading of our Common Stock. We believe that the listing our stock on a recognized national trading market, such as the NASDAQ NMS or the AMEX, is an important part of our business and strategy. Such a listing helps our stockholders by providing a readily available trading market with current quotations. Without that, stockholders may have difficult time getting a quote for the sale or purchase of our stock, the sale or purchase of our stock would likely be made more difficult and the trading volume and liquidity of our stock would likely decline. The absence of such a listing may adversely affect the acceptance of our Common Stock as currency or the value accorded it by other parties. In that regard, listing on a recognized national trading market will also affect the Company's ability to benefit from the use of its operations and expansion plans, including for use in licensing agreements, joint ventures, the development of strategic relationships and acquisitions, which are critical to our business and strategy and none of which is currently the subject of any agreement, arrangement or understanding, any future financing or strategic relationship it may undertake. The delisting from NASDAQ NMS and the inability to become listed on the AMEX would result in negative publicity and would negatively impact our ability to raise capital in the future.

If we were delisted from the NASDAQ NMS, and fail to list on the AMEX, we may become subject to the trading complications experienced by "Penny Stocks" in the over-the-counter market."

Delisting from the NASDAQ NMS and failure to list on the AMEX may depress the price of our Common Stock such that we may become a penny stock. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our Common Stock is currently less than $5.00 per share. "Penny Stock" rules require, among other things, that any broker engaging in a purchase or sale of our securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction and (iv) monthly account statements showing the market values of our securities held in the customer's accounts.

A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer's confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for stockholders to purchase or sell our Common Stock. Because the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

RISKS TO HOLDERS EXCHANGING THEIR OLD SECURITIES FOR EXCHANGE SECURITIES

If the Exchange Offer is completed, the Proposed Change affords Holders of the Old Securities fewer rights than those they currently have.

In the event that the Exchange Offer is completed, the conversion right, as set forth in the indenture and exercise right, as set forth in the warrant agreement for the Old Securities, will be limited. Holders will be prohibited from converting any of their Exchange Notes prior to a vote of our stockholders at a special meeting where the Company will seek to approve both (i) an increase in our authorized capital, and (ii) conversion of the Exchange Notes and exercise of the Exchange Warrants into Common Stock. Holders will be prohibited from exercising any of their Exchange Warrants prior to an affirmative vote of our stockholders at a special meeting approving both (i) an increase in our authorized capital, and (ii) conversion of the Exchange Notes and exercise of the Exchange Warrants into Common Stock.

Successful completion of this Exchange Offer does not guarantee listing on the NASDAQ NMS or the AMEX.

Even if we are successful in seeking this Exchange Offer, we may not remain listed on the NASDAQ NMS or become listed on the AMEX, because of the following:

        . Staying listed on the NASDAQ NMS through appeal will likely require getting stockholder approval of both Proposals at the Special Meeting, and there is no assurance that we will receive those approvals.

        . Even if we are successful in closing the Exchange Offer and receiving stockholder approval of both Proposals, we cannot assure you that we will be successful in staying listed on the NASDAQ NMS or getting listed on the AMEX, as both are discretionary acts by the respective stock market administrators.

The Amendment to the indenture may limit the Holders' upside leverage.

If our stockholders approve the Proposal as described above, Holders will be prohibited from partaking in the upside potential of their investment prior to the Stockholder Vote even if the price of our Common Stock rises above the conversion price of the Old Notes.

Conversion of Exchange Notes and exercise of Exchange Warrants may be limited if our Stockholders fail to approve the Proposals.

If the Exchange Offer is completed but our Stockholders fail to approve either or both of the Proposals, Holders will be limited to approximately 8.9 million shares of Common Stock for conversion of the Exchange Notes, which will be on a first-come, first-served, basis. Under those circumstances, the Exchange Warrants will not be exercisable.

There will be tax implications for the Holders if the Exchange Offer is deemed to result in the issuance of "new securities."

It is possible that the adoption of the Proposed Changes would be treated as resulting in a deemed exchange of the Old Notes for Exchange Notes for federal income tax purposes reflecting the adoption of the Proposed Changes, with respect to which U.S. Holders would recognize taxable short-term capital gain or loss in the taxable year that the Proposed Changes are adopted. Such a gain may include all or a portion of the original issue discount, if any, arising upon the original issuance of Old Notes attributable to any allocation of purchase price of the Old Notes and Warrants to the Warrants to the extent not previously included in income. For further discussion of tax implications, see "Certain U.S. Federal Income Tax Considerations for U.S. Holders" on page 21.

                                PROPOSED CHANGES

    If the Exchange Offer is completed, the terms of the Exchange Securities and the related indenture and warrant agreement will be identical in all respects to the terms of the Old Securities and the related indenture and warrant agreement except for the changes specified below and for the fact that the Exchange Securities will have new CUSIP numbers. As a result, the rights of the Holders of the Old Securities will be identical to the rights of the holders of the Exchange Securities in all respects except with respect to the Proposed Changes. By tendering Old Securities in the Exchange Offer, a Holder will be agreeing to all of the Proposed Changes that will be contained in the indenture and warrant agreement governing the Exchange Securities.

INDENTURE

Section 1.1 Insert the following additional definitions in alphabetical order in Section 1.1.

                ""Conversion Approval" has the meaning set forth in 6.9(a)."

                ""Stockholder Vote" has the meaning set forth in 6.9(a)."

                In addition, corresponding and correlative changes to the indenture for the Exchange Notes will be made to the definitions and use of defined terms as a result of the other changes set forth in this section.

Section 6.9 Delete Section 6.9 in its entirety and replace it with the following:

                "Section 6.9 Share Increase; Conversion Approval. (a) As soon as possible after the initial Issue Date, the Company will use its best efforts to obtain, at a special meeting of stockholders called for such purpose (and we will use best efforts to have the special meeting and related stockholder votes occur by August 29, 2005), stockholder approval (the "Stockholder Vote") for authorization (i) to increase the Company's authorized capital by at least 5,500,000 additional shares of its Common Stock and (ii) to permit the conversion of the Securities into Common Stock (the "Conversion Approval"). Following the receipt of stockholder approval to increase the Company's authorized capital pursuant to (i) above, the Company shall amend its certificate of incorporation to effectuate the approved authorized capital increase (the "Share Increase"). The Company will promptly provide to the Conversion Agent (for dissemination to Holders), if and when each event has occurred, an Officer's Certificate certifying that (x) the Stockholder Vote has been taken, (y) the Conversion Approval has been obtained and (z) the Share Increase has been effected."

Insert the following covenant immediately subsequent to Section 6.11:

                "Section 6.12 Dilutive Events. The Company will not, prior to the Stockholder Vote, enter into any transaction that would immediately result in a reduction in the Conversion Price contemplated in Section 12.3(g)-(h)."

Section 12.1 Delete Section 12.1 in its entirety and replace it with the following:

                "Section 12.1 Conversion Right. (a) Prior to the Stockholder Vote, no Notes may be converted, or Warrants exercised, into Common Stock.

                (b) After the Stockholder Vote and prior to the Stated Maturity, subject to and upon compliance with the provisions of this
                Article XII, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Security into Common Stock at the Conversion Price then in effect, subject to adjustment as specified herein.

                (c) In the event that the Current Stock Price for at least 20 Trading Days in any consecutive 30 Trading Day period (which 30-Trading Day period begins after the date of the later of the Share Increase and the Conversion Approval, and while a Registration Statement (as defined in the Registration Rights Agreement) is effective and available for all Registrable Securities held by Notice Holders (each as defined in the Registration Rights Agreement)), including on such 30th Trading Day, exceeds 150% of the Conversion Price in effect on such 30th Trading Day, the Company may elect to convert Notes, in whole or in part, into shares of Common Stock on or prior to the Trading Day preceding the Stated Maturity."

THE WARRANT AGREEMENT

Section 2.02 Delete Section 2.02 in its entirety and replace it with the following:

                "Duration of Warrants. Each Warrant may be exercised in whole or in part on any Business Day (as defined below) occurring during the period (the "Exercise Period") commencing on the later of the effective date of the Share Increase and the Exercise Approval (each as defined below), and ending at 5:00 P.M., New York time, on the third anniversary of the issuance of the Securities (the "Expiration Date"). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the Holder under this Agreement shall cease.

                As used herein, the term (i) "Business Day" means any day which is not a Saturday or Sunday and is not a legal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York, (ii) "Share Increase" means the approval by the Company's stockholders to increase the Company's authorized capital by at least 5,500,000 additional shares of Common Stock at a special meeting of stockholders called for such purpose and, following the receipt of such shareholder approval, the amendment of the Company's certificate of incorporation to effectuate the approved authorized capital increase and (iii) "Exercise Approval" means the approval by the Company's stockholders to permit the exercise of the Warrants into Common Stock."

                            PROCEDURES FOR TENDERING

OVERVIEW

A Holder may tender Old Securities for Exchange Securities in the Exchange Offer pursuant to one of the procedures set forth below. Such tender will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth in this Memorandum.

PROCEDURES

Any Holder desiring to tender Old Notes should do one of the following:

                (a) if the Old Notes (CUSIP No.: 452907 AG 3) and Old Warrants (CUSIP No.: 452907 14 0) are held by Accredited Investors (as defined under the Securities Act of 1933), complete and sign the accompanying Letter of Transmittal or a facsimile copy of the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal, mail or deliver it and any other required documents to the Exchange Agent and Depositary and deliver the certificates for the tendered Old Securities to the Exchange Agent and Depositary (or transfer such Old Securities pursuant to the book-entry transfer procedures described herein);

                (b) request the Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction; or

                (c) if the Old Notes (CUSIP No.: 452907 AB 4) and Old Warrants (CUSIP No.: 452907 14 0) are held by Qualified Institutional Buyers (as defined under the Securities Act of 1933), tender through The Depository Trust Company ("DTC") pursuant to DTC's Automated Tender Offer Program ("ATOP").

Any questions regarding the procedures for tendering Old Securities or requests for assistance or for additional copies of this Memorandum and the accompanying Letter of Transmittal or may be directed to the Exchange Agent and Depositary. A Holder may also contact the Company at 300 American Road, Morris Plains, NJ 07950, Attention: Investor Relations, or by telephone at (973) 605-8200, regarding the terms of the Exchange Offer and any related questions.

The Exchange Agent will seek to establish accounts with respect to the Old Securities at The Depository Trust Company ("DTC") for the purpose of the Exchange Offer within two New York Stock Exchange trading days from the date of this Memorandum. Any financial institution that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of Old Securities on behalf of a Holder by causing DTC to transfer such Old Securities into the Exchange Agent's account in accordance with ATOP procedures for such transfer. DTC will then send an Agent's Message (as defined below) to the Exchange Agent. Beneficial Holders of such Old Securities tendering in the Exchange Offer will still be required to execute and deliver to the Exchange Agent a Letter of Transmittal. Old Securities will not be deemed surrendered for exchange until such documents are received by the Exchange Agent. Delivery of such documents to DTC will not constitute valid delivery to the Exchange Agent. THE COMPANY UNDERSTANDS THAT DTC WILL MAKE ARRANGEMENTS FOR BOOK-ENTRY DELIVERY TO ACCOMMODATE RECORD OWNERS THAT DESIRE TO TENDER OLD SECURITIES IN THE EXCHANGE OFFER.

The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the confirmation of book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering Old Securities that are the subject of such confirmation of book-entry transfer and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, including, without limitation, all of the representations, warranties, waivers and rescissions contained therein with respect to the Exchange Offer and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce the terms of the Letter of Transmittal against such participant.

The method of delivery of Old Securities and other documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use overnight or hand delivery service, properly insured, supplemented by facsimile transmission. In all cases, sufficient time should be allowed to ensure delivery to the Exchange Agent and Depositary before 11:59 p.m. on the Expiration Date.

Generally, only a Holder may tender Old Securities in the Exchange Offer. If the Letter of Transmittal is signed by an entity other than the Holder, such Letter of Transmittal must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name or names of the Holder or Holders appear on the Old Securities. If the Letter of Transmittal or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by the Company, provide evidence satisfactory to the Company of their authority to so act.

Any beneficial owner whose Old Securities are registered in the name of its broker, dealer, commercial bank, trust company or other nominee that wishes to tender its Old Securities in the Exchange Offer should contact its nominee promptly and instruct the nominee to tender on the Holder's behalf by completing the Letter of Transmittal.

    LETTER OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT AND NOT TO THE
                                COMPANY OR DTC.

SIGNATURE GUARANTEES

Signatures on a Letter of Transmittal, delivered in connection with the Exchange Offer, must be guaranteed unless the Old Securities tendered pursuant thereto are tendered for the account of an Eligible Institution (as defined below). In the event that a signature on a Letter of Transmittal is required to be guaranteed, such guarantee must be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office in the United States (an "Eligible Institution").

WITHDRAWAL OF TENDERS

Old Securities tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date. Tendered Old Securities may not be withdrawn after the Expiration Date.

For a withdrawal of Old Securities to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent and Depositary. The withdrawal notice must:

        . specify the name of the Holder who tendered the Old Securities to be withdrawn and, if different, the name of the registered Holder of such Old Securities (or, in the case of Old Securities tendered by book-entry transfer, the name of the participant for whose account such Old Securities were tendered and such participant's account number at DTC, to be credited with the withdrawn Old Securities);

        . contain a description of the Old Securities to be withdrawn (including the principal amount and series of the Old Securities to be withdrawn and, in the case of Old Securities held by Accredited Investors tendered by delivery of certificates rather than book-entry transfer, the certificate numbers thereof); and

        . be signed by the Holder of such Old Securities in the same manner as the original signature on the Letter of Transmittal, including any required signature guarantees (or, in the case of Old Securities tendered by a DTC participant through ATOP, be signed by such participant in the same manner as the participant's name is listed in the applicable Agent's Message), or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of such Old Securities.

The signature on the notice of withdrawal must be guaranteed by a Medallion Signature Guarantor unless such Old Securities have been tendered for the account of an Eligible Institution. If certificates for the Old Securities to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal will be effective immediately upon receipt by the Depositary of written or facsimile transmission notice of withdrawal even if physical release is not yet effected.

Withdrawal of tenders of Old Securities may not be rescinded, and any Old Securities properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Properly withdrawn Old Securities may, however, be retendered by again following one of the procedures described above at any time before the Expiration Date.

Withdrawals of Old Securities can only be accomplished in accordance with the foregoing procedures.

NO GUARANTEED DELIVERY PROCEDURES

The Company does not intend to permit tenders of Old Securities by guaranteed delivery procedures.

BROKERAGE FEES, ETC.

Registered owners of Old Securities that tender directly to the Depositary will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in the Instructions to the Letter of Transmittal, transfer taxes with respect to the Company's exchange of Exchange Securities for the Old Securities pursuant to the Exchange Offer. Holders that hold Old Securities through a broker or bank should consult that institution as to whether it charges any service fees. The Company will pay all charges and expenses of the Exchange Agent and Depositary incurred in connection with the Exchange Offer.

LOST, MISSING OR PREVIOUSLY TENDERED CERTIFICATES

If a Holder is required to tender Old Securities pursuant to the Exchange Offer but any such Old Security has been mutilated, lost, stolen or destroyed, such Holder must write to or telephone the Exchange Agent and Depositary at the address listed below or on the back cover hereof concerning the procedures for obtaining replacement of such Securities, arranging for indemnification or any other matter with regard to such tender.

ACCEPTANCE OF OLD SECURITIES; RETURN OF OLD SECURITIES

Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept for exchange into Exchange Securities all Old Securities that are validly tendered pursuant to the Exchange Offer and not validly withdrawn. For purposes of the Exchange Offer, the Company will be deemed to have accepted for exchange tendered Old Securities if, as and when the Company gives written notice to the Depositary of its acceptance for exchange of such Securities.

If the Company terminates the Exchange Offer without exchanging Exchange Securities for the Old Securities tendered into the Exchange Offer, the Company will promptly return those Old Securities to the tendering Holders or the designees they properly specify in their Letters of Transmittal.

If the Company is delayed in its acceptance for exchange of, or exchange for, any Old Securities or is unable to accept for exchange or exchange Exchange Securities for Old Securities pursuant to the Exchange Offer for any reason, then, without prejudice to its rights hereunder, tendered Old Securities may be retained by the Depositary on its behalf and may not be validly withdrawn, subject to Rule 14e-1 under the Exchange Act which requires that the Company pay the consideration offered (which constitutes the Exchange Securities) or return the Old Securities deposited by or on behalf of the Holders promptly after the termination or withdrawal of the Exchange Offer.

The Company will announce acceptance for exchange of the Old Securities by issuing a press release on the PR Newswire.

EXTENSION; AMENDMENT; TERMINATION

The Company expressly reserves the right, at any time or from time to time, regardless of whether or not the conditions set forth above for the Exchange Offer have been satisfied, subject to applicable law, to (a) extend the Expiration Date for such Offer, (b) amend the Exchange Offer in any respect or
(c) terminate the Exchange Offer before the Expiration Date and return the Old Securities tendered pursuant to the Exchange Offer, in each case by giving written notice of such extension, amendment or termination to the Depositary.

At any time or from time to time, the Company may exercise its right to extend the Expiration Date. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. For purposes of the Exchange Offer, the term "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the place of payment of the purchase price are authorized or obligated by law or executive order to close. Without limiting the manner in which the Company may choose to make any public announcement, the Company will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the PR Newswire.

OTHER MATTERS

All questions as to the form of all documents and the validity (including the time of receipt), eligibility, acceptance and withdrawal of tendered Old Securities will be determined by the Company, in its sole discretion, which determination shall be final and binding. The Company expressly reserves the absolute right to reject any and all tenders not in proper form and to determine whether the acceptance of such tenders would be unlawful. The Company also reserves the absolute right, subject to applicable laws, to waive or amend any of the conditions of this Exchange Offer or to waive any defect or irregularity in the tender of any old security. None of the Company, the Exchange Agent and Depositary or any other person is under any duty to give notice of any defect or irregularity in the tender of any of the Old Securities, or will incur any liability for failure to give any such notice. No tender of Old Securities will be deemed to have been validly made until all defects and irregularities with respect to such tender have been cured or waived. All Old Securities received by the Exchange Agent and Depositary that are not properly tendered and as to which irregularities have not been cured or waived will be returned by the Exchange Agent and Depositary to the appropriate Holder as soon as practicable. The Company's interpretation of the terms and conditions of the Exchange Offer and the Company's reasonable interpretation, expressed in good faith, of the terms and conditions of the Exchange Offer will be final and binding on all parties.

         CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

Set forth below is a summary of certain U.S. federal income tax considerations relevant to the Exchange Offer to beneficial owners of the Old Notes and the Old Warrants. Except as indicated under "Tax Treatment of Non-U.S. Holders" below, this summary deals only with owners of Old Notes and Old Warrants that are (i) citizens or residents of the United States, (ii) corporations (or other entities that are treated as corporations for U.S. federal tax purposes) created or organized in or under the laws of the United States or any State (including the District of Columbia), (iii) estates the income of which is subject to U.S. federal income taxation regardless of its source, and (iv) trusts if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S. Holder"). As used in this summary, a "Non-U.S. Holder" is a beneficial owner of an Old Note or Old Warrant that is not treated as a partnership for U.S. federal income tax purposes and is not a U.S. Holder.

If a partnership (including any entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of an Old Note or Old Warrant, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of an Old Note or Old Warrant that is a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of the Exchange Offer.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only U.S. Holders that beneficially own Old Notes and/or Old Warrants as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as partnerships, banks, thrifts, or other financial institutions, insurance companies, small business investment companies, S corporations, retirement plans or persons holding certificates in tax-deferred or tax-advantaged accounts, mutual funds, real estate investment trusts, regulated investment companies, securities dealers or brokers, investors whose functional currency is not the U.S. dollar, certain former citizens or residents of the United States, persons subject to the alternative minimum tax or tax-exempt investors that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, qualified group legal services plans, or parent title-holding corporations). Finally, this summary does not discuss the tax consequences that may be relevant to the shareholders or other beneficial owners of any investor in the Old Notes or Old Warrants.

The following discussion is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This discussion is written in connection with the promotion or marketing by the Company of the transactions or matters addressed in this Memorandum. You should seek advice based on your particular circumstances from an independent tax advisor.

TAX TREATMENT TO U.S. HOLDERS OF OLD NOTES OR OLD WARRANTS

The tax treatment of the Exchange Offer to a U.S. Holder is uncertain and will depend upon whether the adoption of the Proposed Changes results in a deemed exchange of the Old Notes for Exchange Notes or the Old Warrants for the Exchange Warrants for U.S. federal income tax purposes by the U.S. Holders. If the Proposed Changes are rejected, there should be no U.S. federal income tax consequences to U.S. Holders resulting solely from such rejection. Although there is no authority directly on point and the matter is thus unclear, the Company does not intend to treat the adoption of the Proposed Changes as giving rise to an actual or deemed exchange for U.S. Holders. Under this position, a U.S. Holder should not recognize any gain or loss as a result of the adoption of the Proposed Changes, and the U.S. Holder should continue to have the same tax basis and holding period with respect to the Exchange Notes as it had immediately before the adoption of the Proposed Changes.

However, it is possible that in the case of the Old Notes the adoption of the Proposed Changes would be treated as a deemed exchange of the Old Notes for Exchange Notes for federal income tax purposes and that this deemed exchange would be a taxable event for a U.S. Holder upon which gain or loss is recognized. In this event, the U.S. Holder would be treated as recognizing taxable short-term capital gain or loss in the taxable year that the Proposed Changes are adopted, in an amount equal to the difference between the issue price of the Exchange Notes deemed received in the exchange (which, since neither the Old Notes nor the Exchange Notes are traded on an established securities market, is the stated principal amount of the Exchange Notes) and the U.S. Holder's adjusted tax basis in the Old Notes deemed given up in the exchange. Thus, U.S. Holders who purchased Old Notes in the initial offering would recognize gain in an amount equal to any original issue discount ("OID") on the Old Notes (including OID attributable to any allocation of purchase price of the Old Notes and Warrants to the Warrants) to the extent not previously included in income. In the case of a taxable deemed exchange, the U.S. Holder's tax basis in the Exchange Notes would be increased or decreased by the amount of gain or loss recognized.

Similarly, it is also possible that the adoption of the Proposed Changes would be treated as a deemed exchange of the Old Warrants for Exchange Warrants regardless of whether there is a deemed exchange of the Old Notes for federal income tax purposes. In this event, the exchange of the Old Warrants for Exchange Warrants may be treated as a tax-free recapitalization in which the U.S. Holder recognizes no gain or loss and continues to have the same tax basis and holding period with respect to the Exchange Warrants as it had immediately before the adoption of the Proposed Changes. Alternatively, if the exchange of Old Warrants for Exchange Warrants did not qualify as a tax-free recapitalization, the U.S. Holder would be treated as recognizing taxable short-term capital gain or loss in the taxable year that the Proposed Changes are adopted, in an amount equal to the difference between the fair market value of the Exchange Warrants deemed received in the exchange and the U.S. Holder's adjusted tax basis in the Old Warrants deemed given up in the exchange. In such case its tax basis in the Exchange Warrants would be increased or decreased by the amount of gain or loss recognized

Furthermore, if the adoption of the Proposed Changes results in a taxable deemed exchange of the Old Notes or Old Warrants, a U.S. Holder would commence a new holding period for the Exchange Notes or Exchange Warrants for purposes of determining short-term or long-term gain or loss and for certain other purposes.

Market Discount. Any gain recognized by a U.S. Holder with respect to the Old Notes as a result of the adoption of the Proposed Changes will be treated as ordinary income to the extent of any market discount on the Old Notes that has accrued during the period that the U.S. Holder held the Old Notes and that has not previously been included in income by the U.S. Holder. An Old Note generally will be considered to be acquired with market discount if it was acquired other than in the initial offering of Old Notes and the initial tax basis of the Old
Note in the hands of the U.S. Holder immediately after the acquisition was less than the stated principal amount (or the adjusted issue price if the Old Notes were issued with original issue discount) by more than the product of 0.25 percent of the stated principal amount of the Old Note and the number of complete years to maturity. Market discount accrues on a ratable basis unless the U.S. holder elects to accrue the market discount using a constant yield method.

TAX TREATMENT OF TAX-EXEMPT ORGANIZATIONS

Any income or gain from the Old Notes or Old Warrants held by a tax-exempt organization will generally not be subject to the tax on unrelated business taxable income if the Old Notes or Old Warrants are not "debt financed" property.

TAX TREATMENT OF NON-U.S. HOLDERS

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain in respect of a deemed exchange, if any, of an Old Note or Old Warrants resulting from the adoption of the Proposed Changes unless such Holder is an individual present in the United States for 183 days or more in the taxable year of the deemed exchange and certain other conditions are met, or unless the gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder. If the gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, such Non-U.S. Holder will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. Holders, as described above, and a Non-U.S. Holder that is a corporation could be subject to a branch profits tax on such income as well.

INFORMATION REPORTING AND BACKUP WITHHOLDING

Distributions made on the Exchange Notes and proceeds from the sale of Exchange Notes to or through certain brokers may be subject to a "backup" withholding tax on "reportable payments" (including interest accruals and, under certain circumstances, distributions in respect of principal amount) unless, in general, the investor complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the Exchange Notes would be refunded by the Internal Revenue Service (the "IRS") or allowed as a credit against the investor's federal income tax, provided that the required information is furnished to the IRS.

Reports on IRS Form 1099 will be made to the IRS and to U.S. Holders that are not excepted from the reporting requirements.

A Non-U.S. Holder that provides the applicable IRS Form W-8BEN or Form W-8IMY, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a United States person will not be subject to such reporting requirements and U.S. backup withholding.

Holders should consult their tax advisors to determine the tax consequences of the Exchange Offer in light of their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

                                  MISCELLANEOUS

The Company has agreed to pay the Exchange Agent and Depositary customary fees for its services in connection with the Exchange Offer and to reimburse the Exchange Agent and Depositary for certain of its out-of-pocket expenses and to indemnify it against certain liabilities, including liabilities under the federal securities laws.

In addition, the Company has retained Lazard Freres & Co. LLC and C.E. Unterberg, Towbin LLC (together, the "Banks") as financial advisors in connection with the amendment of the terms of the Old Securities and has agreed to reimburse them for certain of their out-of-pocket expenses and to indemnify them against certain liabilities, including liabilities under the federal securities laws. In connection with this Exchange Offer, the Banks are not acting as dealer managers or exchange agents and will not be paid any fees in connection therewith. Previously, the Banks acted as placement agent for the initial issuance of the Old Securities and, currently, Lazard Freres & Co. LLC is engaged by the Company with respect to assisting it in connection with third party licensing arrangements.

The Company accepts responsibility for the information contained and incorporated by reference in this Memorandum and the accompanying Letter of Transmittal. To the best of the knowledge and belief of the Company (having taken all reasonable care to ensure that such is the case) the information contained and incorporated by reference in this Memorandum is in accordance with the facts and does not omit anything likely to affect the import of such information. The Company accepts responsibility accordingly. None of the Exchange Agent, Depositary or financial advisors assumes any responsibility for the accuracy or completeness of the information concerning the Company and the Exchange Offer contained or incorporated by reference in this Memorandum and the accompanying Letter of Transmittal.

None of the Exchange Agent, Depositary or financial advisors makes any recommendation as to whether or not Holders should tender all or any portion of their Notes pursuant to the Exchange Offer. Each Holder must make its own decision as to whether or not to tender Notes and, if so, the principal amount of Notes to tender.

                              AVAILABLE INFORMATION

Our Common Stock is publicly held and as a result we are obligated to file annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public without cost at the SEC's web site at www.sec.gov. In addition, you can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., located at 1735 K Street, Washington D.C. 20006.

Our web address is http://www.immunomedics.com. We make available free of charge on our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to such reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended, or Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website is not, however, incorporated by reference in this Memorandum

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the SEC are incorporated in this Memorandum by reference:

        1.  Annual Report on Form 10-K for the fiscal year ended June 30, 2004;

        2.  Current Report on Form 8-K dated October 13, 2004;

        3.  Definitive Proxy Statement on Schedule 14A dated October 22, 2004;

        4.  Current Report on Form 8-K dated November 4, 2004;

        5. Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004;

        6.  Current Report on Form 8-K dated January 12, 2005;

        7.  Current Report on Form 8-K dated February 7, 2005;

        8. Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004;

        9.  Current Report on Form 8-K dated May 2, 2005;

        10. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005;

        11. Current Report on Form 8-K dated May 25, 2005;

        12. Current Report on Form 8-K dated June 14, 2005; and

        13. Preliminary Proxy Statement on Schedule 14A dated June 15, 2005.

All documents filed by the Company pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Memorandum and prior to the termination of the Exchange Offer made hereunder shall be deemed to be incorporated by reference into this Memorandum and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Memorandum to the extent that a statement contained herein or in any other subsequently filed document which supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Memorandum.

The Company will furnish without charge to each person, including any Holder, to whom this Memorandum is delivered, upon written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) and copies of the indenture and warrant agreement for the Exchange Securities. Requests should be directed to:

            Immunomedics, Inc.
            300 American Road,
            Morris Plains, NJ  07950
            Attention: Investor Relations

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Memorandum includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this Memorandum, including, without limitation, statements regarding financial position, budgets and plans and objectives for future operations are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in the section captioned "Risk Factors" and elsewhere in this Memorandum. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                              LETTER OF TRANSMITTAL

                             TO TENDER FOR EXCHANGE
                      5% SENIOR CONVERTIBLE NOTES DUE 2008
                                       AND
                              COMMON STOCK WARRANTS
                                       OF
                               IMMUNOMEDICS, INC.

                                 PURSUANT TO THE
                            EXCHANGE OFFER MEMORANDUM
                               DATED JULY 5, 2005

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 3 2005, 20 BUSINESS DAYS AFTER THE DATE ON WHICH THE EXCHANGE OFFER IS FIRST PUBLISHED AND SENT TO HOLDERS UNLESS SUCH EXCHANGE OFFER IS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). OLD SECURITIES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THEY ARE ACCEPTED FOR EXCHANGE BY THE COMPANY.

THIS LETTER OF TRANSMITTAL MUST BE DELIVERED TO THE EXCHANGE AGENT AT THE ADDRESS AND/OR FACSIMILE NUMBER TO BE PROVIDED.

THIS EXCHANGE OFFER DOES NOT CONSTITUTE AN EXCHANGE OFFER IN ANY JURISDICTION IN WHICH, OR FROM ANY PERSON FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS.

The undersigned acknowledges receipt of the Exchange Offer Memorandum (as the same may be referred from time to time, the "Memorandum") dated July 5, 2005 of Immunomedics, Inc. (the "Company"), relating to the offer of the Company, upon the terms and subject to the conditions set forth in the Memorandum, this Letter of Transmittal (the "Letter of Transmittal") and the instructions hereto, (which together constitute the "Exchange Offer"), to issue for the (a) 5% Senior Secured Notes due 2008 (the "Old Notes") or (b) Common Stock Warrants (the "Old Warrants," and together with the Old Notes, the "Old Securities"): (i) in the case of Holder of Old Notes, new 5% Notes due 2008 of the Company ("Exchange Notes") in an aggregate principal amount equal to the principal amount of Old Notes held by such Holder or (ii) in the case of Holders of Old Warrants, new warrants exercisable for Common Stock ("Exchange Warrants," and together with the Exchange Notes, the "Exchange Securities"), in a number equal to the number of Old Warrants held by such Holder (on the terms more fully set forth in the Memorandum).

For all purposes of the Exchange Offer and this Memorandum, references to the Old Securities and the Exchange Securities include the related option of the Holders thereof to purchase additional securities as the case may be, as specified in the original purchase agreements (the "Purchase Agreements") pursuant to which the Old Securities were sold (the "Option"). The Option will also be a provision of the Exchange Securities. In addition, if a Holder tenders any Old Securities, it is required to tender all of its Old Securities into the Exchange Offer.

Capitalized terms used in this Letter of Transmittal but not defined herein have the meanings given thereto in the Memorandum.

                          PLEASE READ THE ENTIRE LETTER
                         OF TRANSMITTAL CAREFULLY BEFORE
                            COMPLETING ANY BOX BELOW

This Letter of Transmittal is to be completed by a Holder (i) if Old Securities are to be physically delivered herewith or (ii) if delivery of Old Securities is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company ("DTC") pursuant to the procedures set forth in "Procedures for Tendering" in the Memorandum. Delivery of documents to DTC does not constitute delivery to the Exchange Agent or Depositary.

Holders who tender their Old Securities and execute this Letter of Transmittal will also be deemed to have waived all existing and past defaults and their consequences under such Old Securities and under the indenture and warrant agreement pursuant to which they were issued. The tender of Old Securities under this Letter of Transmittal will constitute such waiver.

Holders who wish to tender their Old Securities must, complete the questions proffered in columns (1) through (5) in the table below and sign in the appropriate box below.




                                    DESCRIPTION OF OLD SECURITIES TENDERED
--------------------------------------------------------------------------------------------------------------
    Name and Address of registered
                Holder                        Old Notes Tendered                Old Warrants Tendered
 (Please fill in, if blank, exactly as   ISIN Number _______            ISIN Number _______
    name appears on Old Securities)      CUISIP Number _______          CUISIP Number _______
--------------------------------------   ----------------------------   --------------------------------------
                  (1)                         (2)            (3)               (4)                  (5)
--------------------------------------   -------------  -------------   ------------------   -----------------
                                           Certificate    Principal     Certificate Number   Number of Common
                                             Number*       Amount                             Stock Warrants
                                                        of 5% Senior                             Tendered
                                                        Secured Notes
                                                         Tendered**

You hereby waive all existing and past defaults and their consequences under the Old Securities and under the indenture and warrant agreement under which the Old Securities were issued. If you are not the Record Holder of your Old Securities, you must either have the Old Securities registered in your name or obtain consent from the Record Holder of such Old Securities to tender them.

* Need not be completed by Holders tendering by book-entry transfer.

** Unless otherwise specified , it will be assumed that the entire aggregate principal amount represented by the Old Notes described above is being tendered.

Please check the box below to participate in the Exchange Offer by agreeing to change the referenced sections of the indenture and the warrant agreement pursuant to which the Old Securities were issued (as described more fully in the Memorandum).

                                PROPOSED CHANGES

[ ]     CHECK HERE TO AGREE TO PROPOSED CHANGES TO:

        INDENTURE SECTIONS 1.1, 6.9 AND 12.1;

        WARRANT AGREEMENT SECTION 2.02

        ADD INDENTURE SECTIONS 6.12;

By checking the box you are agreeing to Proposed Changes that (i) prohibit conversion of Old Notes into Common Stock before the Stockholder Vote and (ii) prohibit the exercise of Old Warrants into Common stock before the Share Increase and Conversion approval (described in "The Exchange Offer" in the Memorandum).

                               METHOD OF DELIVERY

[ ]     CHECK HERE IF TENDERED OLD NOTES ARE ENCLOSED HEREWITH.

[ ]     CHECK HERE IF TENDERED OLD WARRANTS ARE ENCLOSED HEREWITH.

[ ] CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY SPECIFIED ABOVE AND COMPLETE THE FOLLOWING:

        Name of Tendering Institution: _________________________________________

        Name of Book-Entry Transfer Facility:  The Depository Trust Company

        Account Number: _____________________  Transaction Code Number: ________

        [ ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE TEN ADDITIONAL COPIES OF THE EXCHANGE OFFER AND ANY AMENDMENTS OR SUPPLEMENTS THERETO.

                Name:   ________________________________________________________

                Address:________________________________________________________

                        ________________________________________________________

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

LADIES AND GENTLEMEN:

TENDER OF OLD SECURITIES

Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the Old Securities indicated above. Holders who tender their Old Securities will be deemed to have waived all existing and past defaults and their consequences under those Old Securities and under the applicable indenture or Warrant Agreement on any Old Securities tendered.

Subject to, and effective upon the acceptance for exchange of the Old Securities tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all of the Old Securities that are being tendered hereby, and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such Old Securities, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver such Old Securities or transfer ownership of such Old Securities on the account books maintained by DTC, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, (b) present such Old Securities for transfer on the register and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer.

THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT THE UNDERSIGNED ACCEPTS THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER, OWNS THE OLD SECURITIES TENDERED HEREBY (WITHIN THE MEANING OF RULE 10B-4 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), HAS FULL POWER AND AUTHORITY TO TENDER, SELL, ASSIGN AND TRANSFER THE OLD SECURITIES TENDERED HEREBY AND THAT THE COMPANY WILL ACQUIRE GOOD AND UNENCUMBERED TITLE THERETO, FREE AND CLEAR OF ALL LIENS, RESTRICTIONS, CHARGES AND ENCUMBRANCES AND NOT SUBJECT TO ANY ADVERSE CLAIM. THE UNDERSIGNED WILL, UPON REQUEST, EXECUTE AND DELIVER ANY ADDITIONAL DOCUMENTS DEEMED BY THE EXCHANGE AGENT OR THE COMPANY TO BE NECESSARY OR DESIRABLE TO COMPLETE THE SALE, ASSIGNMENT AND TRANSFER OF THE OLD SECURITIES HEREBY TENDERED. THE UNDERSIGNED HEREBY FOREVER WAIVES ALL RIGHTS TO RECEIVE ANY PAYMENTS NOT HERETOFORE PAID WITH RESPECT TO ACCRUED BUT UNPAID INTEREST ON SUCH OLD SECURITIES TENDERED PURSUANT HERETO. SUCH WAIVER SHALL NOT BE DEEMED TO BE EFFECTIVE IF SUCH SECURITIES ARE NOT ACCEPTED FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tenders of Old Securities may be withdrawn, subject to the procedures described in "Procedures for Tendering - Withdrawal of Tenders" in the Memorandum, at any time before they are accepted for exchange by the Company. The Company shall be deemed to have accepted for exchange, and to have exchanged, all validly tendered Old Securities in the Exchange Offer if, when and as of the time that the Company gives oral or written notice thereof to the Exchange Agent.

The undersigned understands that tenders of Old Securities pursuant to any one of the procedures described under "Procedures for Tendering" in the Memorandum and in the instructions hereto will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Exchange Offer.

The undersigned recognizes that, under certain circumstances set forth in the Exchange Offer, the Company may not be required to accept for exchange any of the Old Securities tendered. Old Securities not accepted for exchange or withdrawn will be returned to the undersigned at the address set forth above unless otherwise indicated under "SPECIAL DELIVERY INSTRUCTIONS" below.

Unless otherwise indicated under "SPECIAL ISSUANCE INSTRUCTIONS" or "SPECIAL DELIVERY INSTRUCTIONS" below, the Exchange Agent of the Exchange Securities will deliver the applicable Exchange Securities to the undersigned at the address set forth above. The undersigned recognizes that the Company has no obligation pursuant to "SPECIAL ISSUANCE INSTRUCTIONS" to transfer any Old Securities from the name of the registered Holder thereof if the Company does not accept for exchange any of such Old Securities.

THE UNDERSIGNED, BY COMPLETING THE BOXES ENTITLED "DESCRIPTION OF SECURITIES TENDERED" ABOVE AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED ALL OF THE UNDERSIGNED'S OLD SECURITIES, WAIVED CERTAIN RIGHTS AND MADE CERTAIN REPRESENTATIONS, AS DESCRIBED HEREIN AND IN THE EXCHANGE OFFER, AND CONSENTED TO THE INDICATED PROPOSED CHANGES. IF THE UNDERSIGNED IS NOT THE REGISTERED HOLDER OF THE OLD SECURITIES TENDERED PURSUANT HERETO, THE UNDERSIGNED MUST EITHER HAVE THE OLD SECURITIES REGISTERED IN THE UNDERSIGNED'S NAME OR HAVE THE REGISTERED HOLDER SIGN A VALID BOND POWER.

THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT HE, SHE OR IT IS A "QUALIFIED INSTITUTIONAL BUYER" OR INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ONLY HOLDERS WHO ARE REASONABLY BELIEVED BY THE COMPANY TO BE QUALIFIED INSTITUTIONAL BUYERS OR INSTITUTIONAL ACCREDITED INVESTORS WILL BE ELIGIBLE TO HAVE OLD SECURITIES EXCHANGED FOR EXCHANGE NOTES AND EXCHANGE WARRANTS IN THE EXCHANGE OFFER. ONLY HOLDERS WHO INITIAL IN APPROPRIATE SPACES ON ANNEX A ATTACHED HERETO WILL BE ISSUED EXCHANGE NOTES AND EXCHANGE WARRANTS.

NONE OF THE EXCHANGE NOTES AND EXCHANGE WARRANTS BEING OFFERED PURSUANT TO THE EXCHANGE OFFER HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE OR FOREIGN SECURITIES AUTHORITY OR ANY OTHER REGULATORY AUTHORITY, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTIONS CONTEMPLATED BY THE EXCHANGE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE REVISED OFFERING MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

BECAUSE THE EXCHANGE NOTES AND EXCHANGE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAWS, NONE OF SUCH EXCHANGE NOTES OR EXCHANGE WARRANTS MAY BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS.

                                    IMPORTANT
                                PLEASE SIGN HERE

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of Old Securities of the series listed in the boxes above labeled "Description of Old Securities Tendered" under the column heading "Principal Amount of 5% Senior Convertible Notes due 2008 Tendered" or "Number of Common Stock Warrants Tendered" (or, if nothing is indicated in those columns, the undersigned hereby tenders the entire aggregate principal amount represented by the Old Securities described in each such box).

X_______________________________________________________________________________

X_______________________________________________________________________________
                             Signature of Holder(s)

      Area Code and Telephone Number: (________)___________________________

This Letter of Transmittal must be signed by the registered Holder(s) of Old Securities as their name(s) appear(s) on the Old Securities or, if tendered by a participant or participants of DTC, exactly as such participant's or participants' name(s) appear(s) on a security position listing as the owners of Old Securities, or by a person or persons authorized to become a registered Holder or registered Holders, by endorsement of any documents transmitted herewith. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth your full title. See Instruction 3.

     Name(s):     ___________________________________________________________

                  ___________________________________________________________
                                        Please Type or Print

     Capacity:    ___________________________________________________________

     Address:     ___________________________________________________________
                                        (Including Zip Code)


                               SIGNATURE GUARANTEE
                         (If required by Instruction 3)

     Signature(s) Guaranteed by
     an Eligible Institution:___________________________________________________
                                          (Authorized Signature)

                             ___________________________________________________
                                                  (Title)

                             ___________________________________________________
                                              (Name of Firm)

     Dated:________________________ ________, ________

     Tax Identification Number_______________________________________________

                          SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if Exchange Notes AND Exchange Warrants are to be issued in the name of, or paid to, someone other than the person who submits this letter of transmittal or issued to an address different from that shown in the box entitled "DESCRIPTION OF NOTES TENDERED" above in this Letter of Transmittal or if Old Securities are to be returned by credit to an account maintained by DTC.

ISSUE TO:

Name:   _______________________________________________
                     (Please Print)

Address:_______________________________________________

_______________________________________________________
                                               Zip Code

_______________________________________________________
               Taxpayer Identification Number or
                  Social Security Number
                  or, if none, Applied For

Credit Unaccepted Old Securities Tendered by book-entry transfer to:

[ ]        The Depository Trust Company

account set forth below

_______________________________________________________
                 (DTC account number)


                          SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if Exchange Notes and Exchange Warrants are to be sent to someone other than the person who submits this Letter of Transmittal or to an address other than that shown in the box entitled "DESCRIPTION OF SECURITIES TENDERED" above in this Letter of Transmittal.

MAIL TO:

Name:   _______________________________________________
                     (Please Print)

Address:_______________________________________________

_______________________________________________________
                                               Zip Code

_______________________________________________________
             Taxpayer Identification Number or
                   Social Security Number
                  or, if none, Applied For

                                  INSTRUCTIONS

                    FORMING PART OF THE TERMS AND CONDITIONS
                              OF THE EXCHANGE OFFER

    A. DELIVERY OF LETTER OF TRANSMITTAL AND OLD SECURITIES. The Old Securities, or any book-entry transfer into the Exchange Agent's account at DTC of Old Securities tendered electronically, as well as a properly completed and duly executed Letter of Transmittal or facsimile thereof with any signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent and Depositary at its addresses set forth herein on or prior to the Expiration Date. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE OLD SECURITIES AND ANY OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE TENDERING HOLDER, AND EXCEPT AS OTHERWISE PROVIDED BELOW, THE DELIVERY WILL BE DEEMED MADE WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF EFFECTING DELIVERY BY MAIL, IT IS RECOMMENDED THAT TENDERING HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF OLD SECURITIES ARE SENT BY MAIL, THEN REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO DOCUMENTS SHOULD BE SENT TO THE COMPANY, THE EXCHANGE AGENT, THE TRUSTEE FOR THE OLD SECURITIES OR THE EXCHANGE AGENT FOR THE EXCHANGE NOTES AND EXCHANGE WARRANTS.

If the person signing this Letter of Transmittal is not the registered Holder of the securities tendered hereby, then such person must either have the securities tendered hereby registered in such person's name or obtain from the registered Holders and submit to the Exchange Agent a valid bond power.

If a Holder desires to tender Old Securities and such Holder's Old Securities are not immediately available or time will not permit such Holder's Letter of Transmittal, Old Securities or other required documents to reach the Exchange Agent on or before the Expiration Date, such Holder's tender may be effected if such tender is made by or through an Eligible Institution (as defined);

All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Securities will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders and withdrawals of Old Securities that are not in proper form or the acceptance of which would, in the opinion of the Company or counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender, consent or proxy as to particular Old Securities. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders and withdrawals of Old Securities must be cured within such time as the Company shall determine. Neither the Company nor the Exchange Agent shall be under any duty to give notification of defects in such tenders, withdrawals, or deliveries or shall incur any liability for failure to give such notification. Tenders, withdrawals and deliveries of Old Securities will not be deemed to have been made until such irregularities have been cured or waived. Any Old Securities received by the Exchange Agent that are not properly tendered or delivered, and as to which the irregularities have not been cured or waived, will be returned by the Exchange Agent to the tendering Holder(s), unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

None of the Company, the Exchange Agent, or any other person shall be obligated to give notification of defects or irregularities in any tender, or shall incur any liability for failure to give any such notification.

    B. WITHDRAWALS. Tenders of Old Securities may be withdrawn, subject to the procedures described in "Procedures for Tendering - Withdrawal of Tenders" in the Memorandum and below, at any time before they are accepted for exchange by the Company. To be effective, a written telegraphic or facsimile transmission (or delivered by hand or by mail) notice of withdrawal with respect to the Exchange Offer must (a) be timely received by the Exchange Agent at its address specified on the front of this Letter of Transmittal prior to the Expiration Date (b) specify the name of the person that tendered the Old

Securities, the principal amount or number of such Old Securities to be withdrawn and, if Old Securities have been tendered, the name of the Holder(s) of such Old Security as set forth thereon, if different from that of the person that tendered such Old Securities, (c) identify the Old Securities to be withdrawn and (d) be signed by the Holder in the same manner as the original signature on this Letter of Transmittal (including any required signature guarantees). If Old Securities to be withdrawn have been delivered or otherwise identified to the Exchange Agent, then the name of the Holder and the certificate numbers of the particular Old Securities to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution (except in the case of Old Securities tendered by an Eligible Institution, in which case no signature guarantee will be required), must also be so furnished to the Exchange Agent prior to the physical release of the withdrawn Old Securities. If Old Securities have been tendered pursuant to the procedures for book-entry transfer as set forth in "Procedures for Tendering" in the Exchange Offer, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn Old Securities. The Company reserves the right to contest the validity of any withdrawal. A purported withdrawal, which is not received by the Exchange Agent in a timely fashion, will not be effective.

All properly withdrawn Old Securities will thereafter be deemed not validly tendered and all properly withdrawn tenders will be deemed not validly delivered for purposes of the Exchange Offer; provided, that withdrawn Old Securities and withdrawn tenders may be re-tendered and given again by following one of the appropriate procedures described in the "Procedures for Tendering" in the Memorandum at any time prior to the Expiration Date.

Holders can withdraw the tender of their Old Securities only in accordance with the foregoing procedures.

    C. SIGNATURES ON THIS LETTER OF TRANSMITTAL, BOND POWERS, AND ENDORSEMENTS; GUARANTEE OF SIGNATURES. If this Letter of Transmittal is signed by the registered Holder(s) of the Old Securities tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) without alteration or any change whatsoever.

If any of the Old Securities tendered hereby are registered in the names of two or more joint owners, all owners must sign this Letter of Transmittal. If any tendered Old Securities are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal and any other required documents as there are different names in which certificates are registered.

If tendered Old Securities are registered in the name of a person other than the person signing this Letter of Transmittal, the tendered Old Securities must be endorsed or accompanied by appropriate bond powers, signed by the registered Holder or Holders of the Old Securities transmitted hereby, with signatures guaranteed in either case.

If this Letter of Transmittal or any Old Security or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to the Company, of their authority so to act must be submitted.

Endorsements on Old Securities or signatures on bond powers required by this Instruction C must be guaranteed by an Eligible Institution.

Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution unless (i) the Old Securities are tendered by the registered Holder(s) which term, for purposes of this Letter of Transmittal, shall include any participant in DTC whose name appears on a security position listing as the owner of Old Securities, who has not completed the box entitled "SPECIAL ISSUANCE INSTRUCTIONS" or "SPECIAL DELIVERY INSTRUCTIONS" on this Letter of Transmittal, or (ii) the Old Securities are being tendered for the account of an Eligible Institution.

    D. SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS. Tendering Holders of Old Securities should indicate, in the applicable box, the name and address to which the certificates representing Exchange Securities are to be issued or sent, if different from the name and address of the person submitting this Letter of Transmittal. In the case of issuance in a different name, the tax identification number of the person named must also be indicated and a substitute Form W-9 for such recipient must be completed. See Instruction E. If no such instructions are given, such Old Securities not exchanged will be returned to the name and address of the person signing this Letter of Transmittal or, at the Company's option, by crediting the account at DTC designated above in the box entitled "SPECIAL ISSUANCE INSTRUCTIONS."

    E. TAXPAYER IDENTIFICATION NUMBER AND BACKUP WITHHOLDING. Federal income tax law generally requires that each Holder must provide the Exchange Agent (as "Payor") with such Holder's correct Taxpayer Identification Number ("TIN"), which, in the case of a Holder who is an individual, is such Holder's social security number. A Holder may furnish its TIN by completing and returning IRS Form W-9 or a substitute IRS Form W-9 if such form was not previously furnished upon original issuance or if any information previously furnished in IRS Form W-9 or substitute IRS Form W-9 has changed or if the Exchange Notes or Exchange Warrants are to be issued in the name of, or paid to someone other than the person who submits the letter of transmittal. If the Exchange Agent is not provided with the correct TIN or an adequate basis for an exemption, such Holder may be subject to a $50 penalty imposed by the Internal Revenue Service and backup withholding in an amount equal to 28% of any reportable payment made by the Company (or its paying agent) to the Holder. If withholding results in an overpayment of taxes, a refund may be obtained.

If the Holder does not have a TIN, such Holder should consult the instructions to IRS Form W-9 for instructions on applying for a TIN, write "Applied For" in the space for the TIN in Part 1 of the IRS Form W-9 or Substitute IRS Form W-9, and sign and date the form. If the Holder does not provide such Holder's TIN to the Payor within 60 days, backup withholding will begin and continue until such Holder furnishes such Holder's TIN to the Exchange Agent. Note: Writing "Applied For" on the form means that the Holder has already applied for a TIN or that such Holder intends to apply for one in the near future.

If certificates representing Exchange Securities are to be held in more than one name or are not in the name of the actual owner, consult your tax advisor for information on which TIN to report.

Exempt Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt Holder should write "Exempt" in Part 2 of IRS Form W-9 or Substitute IRS Form W-9. In order for a nonresident alien or foreign entity to qualify as exempt, such person generally must submit a completed IRS Form W-8BEN or other appropriate form signed under penalty of perjury, attesting to such exempt status if such form was not previously furnished upon original issuance. Such form may be obtained from the Payor.

    F. TRANSFER TAXES. The Company will pay all transfer taxes applicable to the exchange of the Old Securities pursuant to the Exchange Offer, except in the case of deliveries of Exchange Securities that are to be made to persons other than the registered Holder.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Old Securities listed in this Letter of Transmittal.

    G. WAIVER OF CONDITIONS. The Company (or the Exchange Agent, if delegated such authority) reserves the right to waive any irregularities or defects in the surrender of any of the Old Securities, any irregularities or defects in this Letter of Transmittal or any other condition set forth herein. Neither the Company nor the Exchange Agent is under any duty to give notification of any defects in any Letter of Transmittal, defects in other required documents or failure to comply with any other conditions set forth herein and shall not incur any liability for failure to give such notification. Any and all Letters of Transmittal and any other required documents not in proper form are subject to rejection.

    H. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions regarding the procedures for tendering Old Securities or requests for assistance or for additional copies of this Memorandum and the accompanying Letter of Transmittal may be directed to the Exchange Agent and Depositary (the "Exchange Agent" and "Depositary"). A Holder may also contact the Company at 300 American Road, Morris Plains, NJ 07950, Attention: Investor Relations, or by telephone at (973) 605-8200, regarding the terms of the Exchange Offer and any related matters.

    I. INADEQUATE SPACE. If the space provided herein is inadequate, the Old Securities certificate number(s) and/or the total principal amount of Old Securities tendered should be listed on a separate signed schedule attached hereto.

    J. CORRECTION OR CHANGE IN NAME. For a correction of names or for a change in names which in either case does not involve a change of ownership, proceed as follows: (i) for a change in name, by marriage, etc., the surrendered certificate(s) should be endorsed, e.g., "Mary Doe, now by marriage Mrs. Mary Jones," with the signature guaranteed (see Instruction C); and (ii) for a correction in name, the surrendered certificate(s) should be endorsed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown," with the signature guaranteed (see Instruction C).

    K. MISCELLANEOUS. The terms and conditions of the Exchange Offer are incorporated herein by reference in their entirety and are deemed to form a part of the terms and conditions of this Letter of Transmittal.